Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

          This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of the 29th day of December, 2011, by and between AMERICAN NATURAL ENERGY CORPORATION, an Oklahoma corporation (the “Company”) and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Buyer”).

RECITALS

          WHEREAS, Buyer desires to purchase from Company, and the Company desires to sell and issue to Buyer, upon the terms and subject to the conditions contained herein, up to Three Million Dollars ($3,000,000) of senior secured redeemable debentures in the form attached hereto as Exhibit “A” (the “Debentures”), of which One Million Dollars ($1,000,000) shall be purchased on the date hereof (the “First Closing”), and up to Two Million Dollars ($2,000,000) may be purchased in additional closings as set forth in Section 4.2 below (the “Additional Closings”)(each of the First Closing and the Additional Closings are sometimes hereinafter individually referred to as a “Closing” and collectively as the “Closings”), all for the total purchase price of up to Three Million Dollars ($3,000,000) (the “Purchase Price”), and all otherwise subject to the terms and provisions hereinafter set forth; and

          WHEREAS, the Company has agreed to secure all of its “Obligations” (as hereinafter defined) to Buyer under the Debentures by granting to the Buyer a continuing and first priority security interest in all of the assets and properties of the Company pursuant to a Security Agreement dated as of the date hereof (the “Security Agreement”), a UCC-1 Financing Statement covering all of the assets and properties of the Company (the “UCC-1”), a Mortgage, Indenture, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production dated as of the date hereof (the “Mortgage”), and Assignment of Payment Receivable in connection with the payment rights under the Sunoco Contract (the “Receivables Assignment”), and a Guaranty by certain principal of the Company (the “Guaranty”);

          NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I
RECITALS, EXHIBITS, SCHEDULES

          The foregoing recitals are true and correct and, together with the Schedules and Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II
DEFINITIONS

          For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

          2.1      “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term “control,” “controlling,” “controlled” and words of similar import, when used in this context, means, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          2.2      “Assets” means all of the properties and assets of the Company or used by the Company in its business as presently conducted or as proposed to be conducted in the future, whether real, personal or mixed, tangible or intangible, wherever located.

          2.3      “Claims” means any Proceedings, Judgments, Obligations, threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

          2.4      “Common Stock” means the Company’s common stock, $0.001 par value per share.

          2.5      “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

          2.6      “Contract” means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

          2.7      “Effective Date” means the date set forth in the introductory paragraph of this Agreement.

          2.8      “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

          2.9      “Environmental Requirements” means all Laws and requirements relating to human, health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

          2.10      “Escrow Agent” shall mean David Kahan, P.A.

          2.11      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          2.12      “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, the SEC or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

          2.13      “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

          2.14      “Hazardous Materials” means: (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s); (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

          2.15      “Incentive Shares” means the shares of the Company’s Common Stock to be issued by the Company to Buyer in accordance with Section 7.5 below.

          2.16      “Judgment” means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

          2.17      “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

          2.18      “Leases” means all leases for real or personal property, including all oil, gas and mineral leases and leasehold rights associated with oil, gas and mineral exploration.

          2.19      “Material Adverse Effect” means with respect to the event, item or question at issue, that such event, item or question would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any of the Transaction Documents; (ii) a material adverse effect on the results of operations, Assets, business or condition (financial or otherwise) or prospects of the Company or any of its subsidiaries, either individually or taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform, on a timely basis, its Obligations under this Agreement or any Transaction Documents.

          2.20      “Material Contract” shall mean any Contract to which the Company is a party or by which the Company or any of its Assets are bound and which: (i) involves aggregate payments of Twenty-Five Thousand Dollars ($25,000) or more to or from the Company; (ii) involves delivery, purchase, licensing or provision, by or to the Company, of any goods, services, assets or other items having a value (or potential value) over the term of such Contract of Twenty-five Thousand Dollars ($25,000) or more or is otherwise material to the conduct of the Company’s business as now conducted and as contemplated to be conducted in the future; (iii) involves a Company Lease; (iv) imposes any guaranty, surety or indemnification Obligations on the Company; or (v) prohibits the Company from engaging in any business or competing anywhere in the world. The Sunoco Contract shall, regardless of whether it meets any of the conditions of this Section, be deemed a Material Contract.

          2.21      “Obligation” means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

          2.22      “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency).

          2.23      “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

          2.24      “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

          2.25      “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTC Markets, the NYSE Euronext, the New York Stock Exchange, or the TSX Venture Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

          2.26      “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

          2.27      “Project” means a project to be undertaken by the Company involving the exploration, drilling or extracting of oil, gas or other minerals.

          2.28      “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

          2.29      “SEC” means the United States Securities and Exchange Commission.

          2.30      “Securities” means, collectively, the Debentures and the Incentive Shares.

          2.31      “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          2.32      “Sunoco Contract” means that certain Purchase Agreement dated January 5, 2012 under Sunoco Partners Reference No. 530201, Texon Contract No. 8652, between Sunoco Partners Marketing & Terminals, L.P. and the Company.

          2.33      “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

          2.34      “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

          2.35      “Transaction Documents” means any documents or instruments to be executed by Company in connection with this Agreement, including the Debentures, the Security Agreement, the UCC-1, the Mortgage, the Receivables Assignment, the Guaranty and an Irrevocable Transfer Agent Instruction and Acknowledgement Agreement in form and substance required by the Buyer.

ARTICLE III
INTERPRETATION

          In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE IV
PURCHASE AND SALE OF DEBENTURES

          4.1      Purchase and Sale of Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Buyer agrees to purchase, at each Closing, and Company agrees to sell and issue to Buyer, at each Closing, Debentures in the amount of the Purchase Price applicable to each Closing as more specifically set forth below.

          4.2      Closing Dates. The First Closing of the purchase and sale of the Debentures shall be for One Million Dollars ($1,000,000), and shall take place as of the Effective Date, subject to satisfaction of the conditions to the First Closing set forth in this Agreement (the “First Closing Date”). Additional Closings of the purchase and sale of the Debentures shall be at such times and for such amounts as determined in accordance with this Article IV, subject to satisfaction of the conditions to the Additional Closings set forth in this Agreement (the “Additional Closing Dates”) (collectively referred to as the “Closing Dates”). The Closings shall occur on the respective Closing Dates through the use of overnight mails and subject to customary escrow instructions from Buyer and its counsel, or in such other manner as is mutually agreed to by the Company and the Buyer.

          4.3      Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on each Closing Date: (i) the Buyer shall deliver to the Company, to a Company account designated by the Company, the aggregate proceeds for the Debentures to be issued and sold to Buyer at each such Closing, minus the fees to be paid directly from the proceeds of each such Closing as set forth in this Agreement, in the form of wire transfers of immediately available U.S. funds; and (ii) the Company shall deliver to Buyer the Securities which Buyer is purchasing hereunder at each Closing, duly executed on behalf of the Company, together with any other documents required to be delivered pursuant to this Agreement.

          4.4      Purpose of Closings and Use of Proceeds. Proceeds from any Closing hereunder shall only be used by the Company to fund costs associated with a given Company Project, which Project must first be approved by the Buyer. In addition to approving the Project, the Buyer must also approve the budget of all costs and expenses to be incurred by the Company in connection with the given Project (the budget approved by Buyer for a particular Project is hereinafter referred to as the “Approved Budget”). In that regard, prior to any Closing hereunder, the Company shall submit to the Buyer a detailed description of the Project to be undertaken with the proceeds from a given Closing, an itemized budget, listing, in detail, all expenses and costs anticipated to be incurred in such given Project, and any other information relating to the Project that may be reasonably requested by the Buyer. Once a budget submitted by the Company to the Buyer becomes an Approved Budget, such Approved Budget for such Project shall not be materially modified, except upon agreement and approval from Buyer. Any approval of a Project or its budget by Buyer, or any approval required from Buyer to modify an Approved Budget, shall not be unreasonably withheld by Buyer. Once a Project and its budget get approved by Buyer, then the parties shall proceed to a Closing hereunder for such Project, subject to all of the other covenants, agreements and conditions contained in this Agreement. Approval of a Project or budget by Buyer shall not mean or be construed to mean that the Company has met all other terms and conditions of this Agreement or that Buyer has waived any requirements or conditions that must be satisfied under this Agreement for a Closing to occur.

          4.5      Funding for Project. Provided a given Project is approved by the Buyer, and subject to the satisfaction of the terms and conditions of this Agreement, the Buyer shall, at a Closing, fund only up to sixty-five (65%) of the total costs for such Project as shown on the Approved Budget. The remaining thirty-five percent (35%) of the total costs from the Approved Budget for a Project shall be funded through capital that must come directly from the Company. In this regard, in addition to all other covenants and conditions to a Closing under this Agreement, it shall be a condition precedent to any Closing hereunder that the Company evidence to the Buyer’s reasonable satisfaction that the Company has, in Company accounts, an amount of cash representing at least thirty-five percent (35%) of the total costs from the Approved Budget for any given Project (such funds sometimes hereinafter referred to as the “Company Project Funds”). The Company shall fund costs for an approved Project substantially in accordance with the Approved Budget for any given Project. To the extent any cost or expenditure required to be incurred in connection with a given Project is materially different than the itemized amount therefor in the Approved Budget, then the Company shall notify the Buyer in writing of the required cost or expenditure and the reason why such cost or expenditure is materially different than the Approved Budget.

          4.6      Escrow Of Project Funds. The parties acknowledge that as of date of the First Closing, the Company has not provided to the Buyer the required opinion of title (the “Title Opinion”) that insures Buyer that the Mortgage to be granted by the Company in favor of Buyer upon certain real property interests of the Company, including the Company’s leasehold interests in all of its oil, gas and mineral leases, is a valid, first lien Mortgage upon such real property interests of the Company, subject to no other Encumbrances, other than Encumbrances which are reasonably acceptable to the Buyer, and which do not or would not, in Buyer’s reasonable discretion, have a Material Adverse Effect, or adversely affect the prospect for Buyer to fully and punctually realize the full benefits of the security rights conferred upon Buyer by any of the Transaction Documents. The Company shall provide such a Title Opinion to Buyer within thirty (30) from the date of the First Closing. In this regard, notwithstanding anything contained herein to the contrary, as a condition to the First Closing, the Company shall deposit with Escrow Agent, Company Project Funds for the Project to be funded from the proceeds of the First Closing in the amount of Three Hundred Fifty Thousand Dollars ($350,000) (the “Company Escrow Funds”), which Company Escrow Funds shall be held in escrow by Escrow Agent subject to the terms of this Agreement and be disbursed only in accordance with the terms set forth in this Agreement. The Company Escrow Funds shall remain in escrow and shall only be released upon the following conditions: (i) the Company has provided the Title Opinion to Buyer within the time frame set forth above, and Buyer has reviewed same and accepted same as confirming that the Mortgage to be granted by the Company in favor of Buyer upon certain real property interests of the Company, including the Company’s leasehold interests in all of its oil, gas and mineral leases, is a valid, first lien Mortgage upon such real property interests of the Company, subject to no other Encumbrances, other than Encumbrances which are reasonably acceptable to the Buyer, and which do not or would not, in Buyer’s reasonable discretion, have a Material Adverse Effect, or adversely affect the prospect for Buyer to fully and punctually realize the full benefits of the security rights conferred upon Buyer by any of the Transaction Documents; and (ii) no default or “Event of Default” (as such term is defined in any of the Transaction Documents) shall have occurred or be continuing under this Agreement or any other Transaction Documents, and no event shall have occurred that, with the giving of notice, the passage of time, or both, would constitute a default or Event of Default under this Agreement or any other Transaction Documents. Once the foregoing conditions are met and satisfied, the Buyer shall issue a written authorization and directive to the Escrow Agent, authorizing and directing the Escrow Agent to disburse the Company Escrow Funds to the Company. In the even the Title Opinion is provided, but same fails to confirm that the Mortgage to be granted by the Company in favor of Buyer upon certain real property interests of the Company, including the Company’s leasehold interests in all of its oil, gas and mineral leases, is a valid, first lien Mortgage upon such real property interests of the Company, or such Title Opinion reveals that there are certain Encumbrances which are not reasonably acceptable to the Buyer, and which, in Buyer’s reasonable discretion, have a Material Adverse Effect, or adversely affect the prospect for Buyer to fully and punctually realize the full benefits of the security rights conferred upon Buyer by any of the Transaction Documents, then the Company shall diligently and in good faith (but in all events within a time frame no longer than ninety (90) days from the date the Title Opinion is first delivered) pursue and undertake any required action to clean up any such adverse matters on the Title Opinion so that the title shown thereunder to the Company’s real property interests meets the standard set forth in this Section 4.6(i) . All Company Escrow Funds held in escrow by Escrow Agent shall be “Collateral” (as such term is defined in the Security Agreement) securing the Company’s Obligations to the Buyer under this Agreement and the other Transaction Documents. In that regard, upon the occurrence of any default or “Event of Default” (as such term is defined in any of the Transaction Documents) under this Agreement or any other Transaction Documents, or in the event the Company fails to provide the Title Opinion insuring the Buyer’s Mortgage as a valid first lien as hereby provided within the time frame set forth above (or to clean up the Title Opinion as hereby provided within the time frame set forth for same), then in addition to all other rights and remedies that the Buyer may have, at law or in equity, upon such a default or Event of Default, or failure to timely provide the Title Opinion as required hereby, the Buyer shall have the absolute right to authorize and direct the Escrow Agent to deliver all Company Escrow Funds in its possession to the Buyer, to be applied against Obligations due and owing by the Company to Buyer in accordance with this Agreement and the other Transaction Documents.

          4.7      Additional Closings. After the First Closing, but prior to the maturity date of any of the Debentures issued in the First Closing, the Company may request that Buyer purchase additional Debentures hereunder in Additional Closings, provided, however, that no such request may be made within forty-five (45) days from any prior Closing. Subject to satisfaction of all other terms and conditions of this Agreement (including the conditions set forth below in this Section 4.7), Buyer shall purchase such additional Debentures at Additional Closings in such amounts and at such times as Buyer and the Company may mutually agree, so long as the following conditions have been satisfied for each of such Additional Closings, in Buyer’s sole and absolute discretion: (i) no default or “Event of Default” (as such term is defined in any of the Transaction Documents) shall have occurred or be continuing under this Agreement or any other Transaction Documents, and no event shall have occurred that, with the giving of notice, the passage of time, or both, would constitute a default or Event of Default under this Agreement or any other Transaction Documents; and (ii) any additional purchase of Debentures beyond the purchase of Debentures at the First Closing shall have been approved by Buyer, which approval may be given or withheld in Buyer’s sole and absolute discretion.

          4.8      Matters Relating to Escrow Agent.

                    (a)      The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. Escrow Agent agrees to hold any Company Escrow Funds held by it hereunder (the “Escrowed Property”) in a non-interest bearing account and to release same only in accordance with the terms and conditions set forth in this Agreement and only upon a written direction from Buyer.

                    (b)      The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any Person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow or given to Escrow Agent under this Agreement, nor as to the identity, authority, or right of any Person executing the same; and its duties hereunder shall be limited to the safekeeping of the Escrowed Property, and for the disposition of the same in accordance with this Agreement. Escrow Agent shall not be deemed to have knowledge of any matter or thing unless and until Escrow Agent has actually received written notice of such matter or thing and Escrow Agent shall not be charged with any constructive notice whatsoever.

                    (c)      Escrow Agent shall hold in escrow, pursuant to this Agreement, the Escrowed Property actually delivered and received by Escrow Agent hereunder, and Escrow Agent shall not be obligated to ascertain the existence of (or initiate recovery of) any other property other than property actually received by Escrow Agent, or to become or remain informed with respect to the possibility or probability of additional Escrowed Property being realized upon or collected at any time in the future, or to inform any parties to this Agreement or any third party with respect to the nature and extent of any Escrowed Property realized and received by Escrow Agent (except upon the written request of such party), or to monitor current market values of the Escrowed Property, if applicable. Further, Escrow Agent shall not be obligated to proceed with any action or inaction based on information with respect to market values of any of the Escrowed Property which Escrow Agent may in any manner learn, nor shall Escrow Agent be obligated to inform the parties hereto or any third party with respect to market values of any of the Escrowed Property at any time, Escrow Agent having no duties with respect to investment management or information, all parties hereto understanding and intending that Escrow Agent’s responsibilities are purely ministerial in nature. Any reduction in the market value or other value of the Escrowed Property while deposited with Escrow Agent shall be at the sole risk of the Buyer and the Company. If all or any portion of the Escrowed Property is in the form of a check or in any other form other than cash, Escrow Agent shall deposit same as required but shall not be liable for the nonpayment thereof, nor responsible to enforce collection thereof.

                    (d)      In the event instructions from Buyer, the Company, or any other party would require Escrow Agent to expend any monies or to incur any cost, Escrow Agent shall be entitled to refrain from taking any action until it receives payment for such costs. It is agreed that the duties of Escrow Agent are purely ministerial in nature and shall be expressly limited to the safekeeping of the Escrowed Property and for the disposition of same in accordance with this Agreement. Buyer and the Company, jointly and severally, each hereby indemnifies Escrow Agent and holds it harmless from and against any and all Claims which it may incur or with which it may be threatened, directly or indirectly, arising from or in any way connected with this Agreement or which may result from Escrow Agent’s following of instructions from Buyer in accordance with this Agreement, and in connection therewith, each of Buyer and the Company indemnifies Escrow Agent against any and all Obligations, including attorneys’ fees and the cost of defending or resisting any Claim, whether or not litigation is instituted, unless any such Claims arise as a result of Escrow Agent’s gross negligence or willful misconduct. Escrow Agent shall be vested with a lien on all Escrowed Property under the terms of this Agreement, for indemnification, attorneys’ fees, court costs and all other costs and expenses arising from any Claim, interpleader or otherwise, or other expenses, fees or charges of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between the Buyer and the Company, or any third party as to the correct interpretation of this Agreement, and instructions given to Escrow Agent hereunder, or otherwise, with the right of Escrow Agent, regardless of the instruments aforesaid and without the necessity of instituting any Proceeding, to hold any property hereunder until and unless said additional expenses, fees and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Company.

                    (e)      In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from Buyer, the Company or from third persons with respect to the Escrowed Property, which, in Escrow Agent’s sole opinion, are in conflict with each other or with any provision of this Agreement, Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by Buyer and the Company and said third persons, if any, or by a final order or judgment of a court of competent jurisdiction. If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion, deposit the Escrowed Property with a court having jurisdiction over this Agreement, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Buyer and the Company for all costs, including reasonable attorneys’ fees, in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received. In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrowed Property, Escrow Agent shall, at its sole option, either: (i) tender the Escrowed Property in its possession to the registry of the appropriate court; or (ii) disburse the Escrowed Property in its possession in accordance with the court’s ultimate disposition of the case, and Buyer and the Company hereby, jointly and severally, indemnify and hold Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys’ fees and court costs at all trial and appellate levels.

                    (f)      The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Company and the Buyer) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

                    (g)      The Escrow Agent may resign upon ten (10) days’ written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed by the Company and Buyer within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

                    (h)      Conflict Waiver. The Company hereby acknowledges that the Escrow Agent is counsel to the Buyer in connection with the transactions contemplated and referred herein. The Company agrees that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Buyer and the Company will not seek to disqualify such counsel and waives any objection the Company might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement. The Buyer and the Company acknowledge and agree that nothing in this Agreement shall prohibit Escrow Agent from: (i) serving in a similar capacity on behalf of others; or (ii) acting in the capacity of attorneys for one or more of the parties hereto in connection with any matter.

ARTICLE V
BUYER’S REPRESENTATIONS AND WARRANTIES

                    Buyer represents and warrants to the Company, that:

          5.1      Investment Purpose. Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.

          5.2      Accredited Investor Status. Buyer is an “accredited investor” as that term is defined in Rule 501(a) (3) of Regulation D, as promulgated under the Securities Act.

          5.3      Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

          5.4      Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and information Buyer deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries, nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives, shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Article VI below. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

          5.5      No Governmental Review. Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

          5.6      Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE SELLER

                    Except as set forth and disclosed in the disclosure schedule attached to this Agreement and made a part hereof, the Company hereby makes the following representations and warranties to the Buyer:

          6.1      Subsidiaries. Except as set forth in Schedule 6.1, the Company has no subsidiaries and the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or have any control over, any other Person. To the extent the Company has any subsidiaries disclosed in Schedule 6.1, for purposes of the representations and warranties of the Company set forth in this Article VI, all representations and warranties from or related to the Company, its business, Assets, operations or prospects shall be deemed to mean and be construed to include the same representation and warranty from and with respect to each subsidiary of the Company, as applicable, regardless of whether each of such representations and warranties in Article VI specifically refers to subsidiaries or not.

          6.2      Organization. The Company and its subsidiaries are corporations, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which they are incorporated. The Company has the full corporate power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification. Schedule 6.2 contains a correct and complete list of the jurisdictions in which the Company is qualified to do business as a foreign corporation.

          6.3      Authority and Approval of Agreement; Binding Effect. The execution and delivery by Company of this Agreement and the Transaction Documents, and the performance by Company of all of its Obligations hereunder and thereunder, including the issuance of the Securities, have been duly and validly authorized and approved by Company and its board of directors pursuant to all applicable Laws and no other corporate action or Consent on the part of Company, its board of directors, stockholders or any other Person is necessary or required by the Company to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Company’s Obligations hereunder and thereunder, or to issue the Securities. This Agreement and each of the Transaction Documents have been duly and validly executed by Company (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of Company) and constitute the valid and legally binding agreements of Company, enforceable against Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

          6.4      Capitalization. The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock and 5,000,000 shares of preferred stock (“Preferred Stock”), of which 13,431,954 shares of Common Stock are issued and outstanding as of the date hereof, and no shares of Preferred Stock are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. The Common Stock is currently quoted on the TSX Venture Exchange under the trading symbol “ANR.U.” The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation. Except as disclosed in the “SEC Documents” (as hereinafter defined), no shares of Common Stock are subject to preemptive rights or any other similar rights or any Encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents, as of the date hereof: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or Contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company or any of its subsidiaries, or by which the Company or any of its subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to the Company or any of its securities; (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (v) there are no financing statements securing obligations filed in connection with the Company or any of its Assets; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company. The Company has furnished to the Buyer true, complete and correct copies of: (I) the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”); and (II) the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”). Except for the Certificate of Incorporation and the Bylaws, there are no other shareholder agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose Obligations on the governance of the Company.

          6.5      No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Securities, will not: (i) constitute a violation of or conflict with the Certificate of Incorporation, Bylaws or any other organizational or governing documents of Company; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract to which Company is a party or by which any of its Assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; (iv) constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws and the rules and regulations of any market or exchange on which the Common Stock is quoted); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, Company or any of Company’s Assets. The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational or governing documents and the Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company is a party or by which any property or Assets of the Company are bound or affected. The businesses of the Company are not being conducted, and shall not be conducted so long as Buyer owns any of the Securities, in violation of any Law. Except as specifically contemplated by this Agreement, the Company is not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof. Except as disclosed in Schedule 6.5, all Consents which the Company is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

          6.6      Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities Laws. Assuming the accuracy of the representations and warranties of the Buyer set forth in Article V above, the offer and sale by the Company of the Securities is exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

          6.7      SEC Documents; Financial Statements. The Common Stock is registered pursuant to Section 12 of the Exchange Act and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis or the Company has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company represents and warrants that true and complete copies of the SEC Documents are available on the SEC’s website (www.sec.gov) at no charge to Buyer, and Buyer acknowledges that it may retrieve all SEC Documents from such website and Buyer’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Buyer; provided, however, that if Buyer is unable to obtain any of such SEC Documents from such website at no charge, as result of such website not being available or any other reason beyond Buyer’s control, then upon request from Buyer, the Company shall deliver to Buyer true and complete copies of such SEC Documents. The Buyer shall also deliver to Buyer true and complete copies of all draft filings, reports, schedules, statements and other documents required to be filed with the SEC that have been prepared but not filed with the SEC as of the date hereof. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable Law (except as set forth in Schedule 6.7 or such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the SEC Documents). As of their respective dates, except as set forth in Schedule 6.7, the financial statements of the Company included in the SEC Documents (“Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

          6.8      Absence of Certain Changes. Since the date the last of the SEC Documents was filed with the SEC, none of the following have occurred:

                    (a)      There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

                    (b)      Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by the Company other than in the Ordinary Course of Business.

          6.9      Absence of Litigation or Adverse Matters. Except as set forth in Schedule 6.9: (i) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of Company’s knowledge, threatened or contemplated by, against or affecting the Company, its business or Assets; (ii) there is no outstanding Judgments against or affecting the Company, its business or Assets; (iii) the Company is not in breach or violation of any Contract; and (iv) the Company has not received any material complaint from any customer, supplier, vendor or employee.

          6.10      Liabilities and Indebtedness of the Company. The Company does not have any Obligations of any nature whatsoever, except: (i) as disclosed in Schedule 6.10; (ii) as disclosed in the Financial Statements; or (iii) Obligations incurred in the Ordinary Course of Business since the date of the last Financial Statements filed by the Company with the SEC which do not or would not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000) or otherwise have a Material Adverse Effect.

          6.11      Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of the Company as presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same. Except as set forth in Schedule 6.11 and except as would not have a Material Adverse Effect, the Company’s Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

          6.12      Real Estate.

                    (a)      Real Property Ownership. The Company does not own any Real Property.

                    (b)      Real Property Leases. Except for the Leases described in Schedule 6.12(b) (the “Company Leases”), the Company does not lease any other Real Property. With respect to each of the Company Leases: (i) the Company has been in peaceful possession of the property leased thereunder and neither the Company nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the Obligations thereunder has been granted by the Company or landlord thereunder; (iii) there exists no event, occurrence, condition or act known to the Company which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Company Leases, or any of them, or have a Material Adverse Effect on the business of the Company, its Assets or its operations or financial results; and (iv) the Company has clear and marketable title to its leasehold interest for any such Leases, free and clear of all Encumbrances. The Company has not violated nor breached any provision of any such Company Leases, and all Obligations required to be performed by the Company under any of such Company Leases have been fully, timely and properly performed. The Company has delivered to the Buyer true, correct and complete copies of all Company Leases, including all modifications and amendments thereto, whether in writing or otherwise. The Company has not received any written or oral notice to the effect that any of the Company Leases will not be renewed at the termination of the term of such Company Leases, or that any of such Company Leases will be renewed only at higher rents.

          6.13      Material Contracts. An accurate, current and complete copy of each of the Material Contracts has been furnished to Buyer and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. There are no outstanding offers, bids, proposals or quotations made by Company which, if accepted, would create a Material Contract with Company. Each of the Material Contracts is in full force and effect and is a valid and binding Obligation of the parties thereto in accordance with the terms and conditions thereof. All Obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any Obligation of any party thereto or the creation of any Encumbrance upon any of the Assets of the Company. Further, the Company has received no notice, nor does the Company have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

          6.14      Compliance with Laws. The Company is and at all times has been in full compliance with all Laws. The Company has not received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law.

          6.15      Intellectual Property. The Company owns or possesses adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. The Company does not have any knowledge of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of the Company, there is no Claim being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

          6.16      Labor and Employment Matters. The Company is not involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened. None of the Company’s employees is a member of a union and the Company believes that its relations with its employees are good. The Company has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

          6.17      Employee Benefit Plans. Except as set forth in Schedule 6.17, the Company does not have and has not ever maintained, and has no Obligations with respect to any employee benefit plans or arrangements, including employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents of the Company participate (collectively, the “Employee Benefit Plans”). To the Company’s knowledge, all Employee Benefit Plans meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Benefit Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Benefit Plans, unless approved by the appropriate Governmental Authority. To the Company’s knowledge, the Company has promptly paid and discharged all Obligations arising under ERISA of a character which if unpaid or unperformed might result in the imposition of an Encumbrance against any of its Assets or otherwise have a Material Adverse Effect.

          6.18      Tax Matters. The Company has made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects. Except and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, the Company has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Company has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes.

          6.19      Insurance. The Company is covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Company is engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies. The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.

          6.20      Permits. The Company possesses all Permits necessary to conduct its business, and the Company has not received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Company is in full compliance with the respective requirements of all such Permits.

          6.21      Bank Accounts; Business Location. Schedule 6.21 sets forth, with respect to each account of the Company with any bank, broker or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account. The Company has no office or place of business other than as identified on Schedule 6.21 and the Company's principal places of business and chief executive offices are indicated on Schedule 6.21. All books and records of the Company and other material Assets of the Company are held or located at the principal offices of the Company indicated on Schedule 6.21.

          6.22      Environmental Laws. The Company is and has at all times been in compliance with any and all applicable Environmental Requirements, and there are no pending Claims against the Company relating to any Environmental Requirements, nor to the best knowledge of the Company, is there any basis for any such Claims.

          6.23      Illegal Payments. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          6.24      Related Party Transactions. Except for arm’s length transactions pursuant to which the Company makes payments in the Ordinary Course of Business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the issued and outstanding shares of any class of the Company’s capital stock (each a “Material Shareholder”), is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Company or Material Shareholder is an officer, director, trustee or partner. There are no Claims or disputes of any nature or kind between the Company and any officer, director or employee of the Company or any Material Shareholder, or between any of them, relating to the Company and its business.

          6.25      Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

          6.26      Acknowledgment Regarding Buyer’s Purchase of the Securities. The Company acknowledges and agrees that Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Buyer’s purchase of the Securities. The Company further represents to Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

          6.27      Seniority. No indebtedness or other equity or security of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, except only purchase money security interests (which are senior only as to underlying Assets covered thereby).

          6.28      Brokerage Fees. There is no Person acting on behalf of the Company who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

          6.29      Full Disclosure. All the representations and warranties made by Company herein or in the Schedules hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by Company, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

ARTICLE VII
COVENANTS

          7.1      Negative Covenants.

                    (a)      Indebtedness. So long as Buyer owns, legally or beneficially, any of the Debentures, neither the Company, nor any of its subsidiaries shall, either directly or indirectly, create, assume, incur or have outstanding any indebtedness for borrowed money of any nature or kind (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any Obligation of any other Person, except for: (i) the Debentures; (ii) Obligations for accounts payable, other than for money borrowed, incurred in the Ordinary Course of Business; and (iii) indebtedness existing on the date hereof and set forth in the Company Financial Statements, provided such indebtedness is subordinated to the Obligations owed to Buyer under the Debentures pursuant to a subordination agreement, in form and content acceptable to Buyer in its sole discretion, which shall include an indefinite standstill on remedies and payment blockage rights during any default hereunder.

                    (b)      Encumbrances. So long as Buyer owns, legally or beneficially, any of the Debentures, neither the Company, nor any of its subsidiaries shall, either directly or indirectly, create, assume, incur or suffer or permit to exist any Encumbrance upon any Asset of the Company or any of its subsidiaries, whether owned at the date hereof or hereafter acquired.

                    (c)      Investments. So long as Buyer owns, legally or beneficially, any of the Debentures, neither the Company, nor any of its subsidiaries shall, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the Assets, business, stock or other evidence of beneficial ownership of any other Person, except: (i) investments in direct obligations of the United States or any state in the United States; (ii) trade credit extended by the Company in the Ordinary Course of Business; and (iii) investments existing as of the Effective Date and set forth in the Company Financial Statements. In addition, So long as Buyer owns, legally or beneficially, any of the Debentures, neither the Company, nor any of its subsidiaries shall, either directly or indirectly, allow any other Person to make or have outstanding any investments (whether equity investments, debt investments or otherwise) in the Company or any of its securities, except for investments existing as of the Effective Date and set forth in the Company Financial Statements.

                    (d)      Transfer; Merger. So long as Buyer owns, legally or beneficially, any of the Debentures, neither the Company, nor any of its subsidiaries shall, either directly or indirectly, permit or enter into any transaction involving a “Change in Control” (as hereinafter defined), or any other merger, consolidation, sale, transfer, license, lease, encumbrance or other disposition of all or any part of its properties or business or all or any substantial part of its Assets, except for the sale, lease or licensing of property or Assets of the Company in the Ordinary Course of Business. For purposes of this Agreement, the term “Change of Control” shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Company or any of its subsidiaries which results in any change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Company or any of its subsidiaries, or the grant of a security interest in any ownership interest of any Person directly or indirectly controlling the Company, which could result in a change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Company or any of its subsidiaries.

                    (e)      Capital Expenditures. So long as Buyer owns, legally or beneficially, any of the Debentures, neither the Company, nor any of its subsidiaries shall, either directly or indirectly, make or incur Obligations or undertake expenditures for the acquisition or lease of any fixed Assets or other Obligations or expenditures which are required to be capitalized under GAAP.

                    (f)      Distributions; Restricted Payments. So long as Buyer owns, legally or beneficially, any of the Debentures, neither the Company, nor any of its subsidiaries shall, either directly or indirectly: (i) purchase or redeem any shares of its capital stock; (ii) declare or pay any dividends or distributions, whether in cash or otherwise, or set aside any funds for any such purpose; (iii) make any loans, advances or extensions of credit to, or investments in, any Person, including, without limitation, any Affiliates of the Company or its subsidiaries, or the Company’s officers, directors, employees or Material Shareholders, or the officers, directors, employees of any subsidiary of the Company; or (iv) increase the annual cash salary paid to any officers or directors of the Company or any of its subsidiaries as of the Effective Date, provided, however, this restriction in Section 7.1(f)(iv) shall not restrict the Company from making or increasing any salary components of any officers or directors payable in Common Stock.

                    (g)      Use of Proceeds. The proceeds from the purchase and sale of the Debentures shall be used by the Company only for the payment of costs for an approved Project in accordance with Article IV hereof.

                    (h)      Business Activities; Change of Legal Status and Organizational Documents. Neither the Company, nor any of its subsidiaries, shall: (i) engage in any line of business other than the businesses engaged in as of the Effective Date and business reasonably related thereto; (ii) change its respective name, organizational identification number, its type of organization, its jurisdiction of organization or other legal structure; or (iii) permit its Certificate of Incorporation, Bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to have a Material Adverse Effect.

                    (i)      Transactions with Affiliates. Neither the Company, nor any of its subsidiaries, shall enter into any transaction with any of its Affiliates, officers, directors, employees, Material Shareholders or other insiders, except in the Ordinary Course of Business and upon fair and reasonable terms that are no less favorable to the Company or its subsidiaries, as applicable, than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Company or any of its subsidiaries.

          7.2      Affirmative Covenants.

                    (a)      Corporate Existence. The Company and each of its subsidiaries shall at all times preserve and maintain their respective: (i) existence and good standing in the jurisdiction of its and their organization; and (ii) its and their qualification to do business and good standing in each jurisdiction where the nature of its and their business makes such qualification necessary, and shall at all times continue as a going concern in the business which the Company is presently conducting.

                    (b)      Tax Liabilities. The Company and each of its subsidiaries shall at all times pay and discharge all Taxes upon, and all Claims (including claims for labor, materials and supplies) against the Company and each of its subsidiaries or any of its or their properties or Assets, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

                    (c)      Notice of Proceedings. The Company shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company, give written notice to the Buyer of all threatened or pending Proceedings before any Governmental Authority which may have a Material Adverse Effect.

                    (d)      Material Adverse Effect. The Company shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company, give written notice to the Buyer of any event, circumstance, fact or other matter that could in any way have or be reasonably expected to have a Material Adverse Effect.

                    (e)      Notice of Default. The Company shall, promptly, but not more than five (5) days after the commencement thereof, give notice to the Buyer in writing of the occurrence of any “Event of Default” (as such term is defined in any of the Transaction Documents) or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder or under any other Transaction Documents.

                    (f)      Reporting Status; Listing. So long as Buyer owns, legally or beneficially, any of the Securities, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, to provide a copy thereof to the Buyer promptly after such filing; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination; (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of the Incentive Shares upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock (including, without limitation, the Incentive Shares) on the Principal Trading Market, and the Company shall comply in all respects with the Company’s reporting, filing and other Obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable. The Company shall promptly provide to Buyer copies of any notices it receives from the SEC or any Principal Trading Market.

                    (g)      Rule 144. With a view to making available to Buyer the benefits of Rule 144 under the Securities Act (“Rule 144”), so long as Buyer owns, legally or beneficially, any of the Securities, the Company shall, at its sole expense:

                              (i)      Make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available;

                              (ii)      furnish to the Buyer, promptly upon reasonable request: (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (b) such other information as may be reasonably requested by Buyer to permit the Buyer to sell any of the Securities pursuant to Rule 144 without limitation or restriction; and

                              (iii)      promptly at the request of the Buyer, give the Company’s transfer agent instructions to the effect that, upon the transfer agent’s receipt from the Buyer of a certificate (a “Rule 144 Certificate”) certifying that the Buyer’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the Incentive Shares which the Buyer proposes to sell (the “Securities Being Sold”) is not less than six (6) months, and receipt by the transfer agent of the “Rule 144 Opinion” (as hereinafter defined) from the Company or its counsel, the transfer agent is to effect the transfer of the Securities Being Sold and issue to the Buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the transfer agent’s books and records. In this regard, upon Buyer’s request, the Company shall have an affirmative obligation to cause its counsel to promptly issue to the transfer agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the transfer agent requires any additional documentation in connection with any proposed transfer by the Buyer of any Securities being Sold, the Company shall promptly deliver or cause to be delivered to the transfer agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer of the Securities being Sold and the issuance of an unlegended certificate to any transferee thereof, all at the Company’s expense.

          7.3      Reporting Requirements. The Company shall furnish to the Buyer the following:

                    (a)      Annual Audited Financial Statements. Within ninety (90) days after the close of each fiscal year of the Company, a copy of the annual audited financial statements of the Company, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Buyer, containing an unqualified opinion of such accountant;

                    (b)      Monthly Financial Statements. Within thirty (30) days following the end of each month, a copy of the financial statements of the Company regarding such month, including balance sheet, statement of income and retained earnings, statement of cash flows for the month then ended, in reasonable detail, prepared and certified as accurate in all material respects by the an officer of the Company; and

                    (c)      Monthly Cash Flow Analysis. Within thirty (30) days following the end of each month, a cash flow analysis in form and content reasonably acceptable to the Buyer, showing in reasonable detail, all incoming and outgoing cash flows of the Company during the immediately preceding month, and identifying any variance between such actual cash flows and the cash flow projections provided by the Company to the Buyer in connection with Buyer’s due diligence review of the Company, which cash flow analysis shall be prepared and certified as accurate in all material respects by the an officer of the Company; and

                    (d)      Monthly Compliance Certificate. On the first (1st) day of every month, the Company shall deliver to the Buyer a compliance certificate in substantial substance and form as attached hereto as Exhibit “B”.

                    (e)      Project Expense Audit. At any time while any of the Debentures remain outstanding, the Buyer may request that an independent audit of the costs and expenses on any approved Project the Company undertakes, and the Company shall cooperate in all respects with any such audit.

Any such audit shall be at the Company’s sole expense, provided, however, the Buyer shall only be responsible for such expense for a maximum of four (4) audits per year at a coast not to exceed $1,500 per audit.

                    (f)      Project Reports. While any of the Debentures are outstanding, the Company shall submit to the Buyer, no less than two (2) times per calendar month, detailed progress reports on each Project, which reports shall include, at a minimum, a detailed use of proceeds in any such Project funded through the purchase and sale of Debentures hereunder, comparison of estimated or budgeted expenses to actual expenses incurred, comparison of time estimated or budgeted to actual time, and any other material information about the Project and its status.

          7.4      Fees and Expenses.

                    (a)      Transaction Fees. The Company agrees to pay to Buyer a transaction advisory fee equal to four percent (4%) of the amount of the Debentures purchased by Buyer at the First Closing, which fee shall be due and payable on the Effective Date and withheld from the gross purchase price paid by Buyer for the Debentures. In the event of any Additional Closings, the Company shall pay to Buyer a transaction advisory fee equal to four percent (4%) of the amount of the Debentures purchased by Buyer at any such Additional Closings, which fee shall be due and payable upon such Additional Closing and withheld from the gross purchase price paid by Buyer for the Debentures at such Additional Closing.

                    (b)      Due Diligence Fees. The Company agrees to pay to the Buyer a due diligence fee equal to Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

                    (c)      Document Review and Legal Fees. The Company agrees to pay to the Buyer or its counsel a document review and legal fee equal to Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement. In addition, in the event of any Additional Closings, the Company agrees to pay to the Buyer or its counsel all additional legal fees incurred by the Company in connection with any such Additional Closings. The Company also agrees to be responsible for the prompt payment of all legal fees and expenses of the Company and its own counsel and other professionals incurred by the Company in connection with the negotiation and execution of this Agreement and the Transaction Documents.

                    (d)      Other Fees. The Company also agrees to pay to the Buyer (or any designee of the Buyer), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Buyer and of any experts and agents, which the Buyer may incur or which may otherwise be due and payable in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement or any other Transaction Documents; (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Transaction Documents; (iii) the exercise or enforcement of any of the rights of the Buyer under this Agreement or the Transaction Documents; or (iv) the failure by the Company to perform or observe any of the provisions of this Agreement or any of the Transaction Documents. Included in the foregoing shall be the amount of all expenses paid or incurred by Buyer in consulting with counsel concerning any of its rights under this Agreement or any other Transaction Document or under applicable law. To the extent any such costs, fees, charges, taxes or expenses are incurred prior to the funding of proceeds from a Closing, same shall be paid directly from the proceeds of each such Closing. All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. All of such costs and expenses shall be additional Obligations of the Company to Buyer secured under the Transaction Documents. The provisions of this Subsection shall survive the termination of this Agreement.

          7.5      Incentive Shares.

                    (a)      Share Issuance. At the First Closing, the Company shall issue to the Buyer that number of shares of the Company’s Common Stock that equal to an aggregate value of One Hundred Fifty Thousand Dollars ($150,000) (in the aggregate, the “Share Value”). For purposes of determining the number of Incentive Shares issuable to Buyer under this Section 7.5, the Company’s Common Stock shall be valued as of the business day immediately prior to the date the purchase of the Debentures is funded by Buyer (the “Valuation Date”), using the daily volume weighted average price of the Common Stock for the five (5) trading days immediately prior to the Valuation Date (the “VWAP”), as reported by Bloomberg L.P. On or prior to the First Closing, the Buyer shall confirm to the Company the VWAP for the Common Stock as of the Valuation Date, and the corresponding number of Incentive Shares issuable at the First Closing based on such VWAP. The Company shall instruct its transfer agent to issue certificates representing the Incentive Shares issuable to the Buyer immediately upon the occurrence of the First Closing, and shall cause its transfer agent to deliver such certificates to Buyer within seven (7) business days following the First Closing. In the event such certificates representing the Incentive Shares issuable hereunder shall not be delivered to the Buyer within said seven (7) business day period, same shall be an immediate default under this Agreement and the Transaction Documents. The Incentive Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s Common Stock. The Incentive Shares shall be deemed fully earned as of the date the Company executes this Agreement, regardless of whether any Additional Closings are funded hereunder.

                    (b)      Registration of Shares. The Common Stock to be issued to Buyer pursuant to this Section 7.5 shall be included on any registration statement filed by the Company after the date hereof, unless such shares may be resold without any limitation or restriction pursuant to Rule 144.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

                     The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closings is subject to the satisfaction, at or before the respective Closing Dates, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

          8.1      Buyer shall have executed the Transaction Documents and delivered them to the Company.

          8.2      The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Dates.

ARTICLE IX
CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATIONS TO PURCHASE

          9.1      First Closing. The obligation of the Buyer hereunder to purchase the Debentures at the First Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

                    (a)      The Company shall have executed and delivered the Transaction Documents applicable to the First Closing and delivered the same to the Buyer.

                    (b)      The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the First Closing Date.

                    (c)      The Buyer shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Buyer and its counsel.

                    (d)      The Buyer shall have issued the appropriate corporate resolutions for the issuance of the Incentive Shares, and the Company shall have instructed its transfer agent to issue the Incentive Shares to Buyer, and the transfer agent shall have acknowledged to Buyer that there are no impediments to the issuance and delivery of the Incentive Shares to the Buyer or its counsel.

                    (e)      The Company shall have executed and delivered to Buyer a closing certificate in substance and form required by Buyer, which closing certificate shall include and attach as exhibits: (i) a true copy of a certificate of good standing evidencing the formation and good standing of the Company from the secretary of state (or comparable office) from the jurisdiction in which the Company is incorporated, as of a date within ten (10) days of the First Closing Date; (ii) the Company’s Certificate of Incorporation; (iii) the Company’s Bylaws; and (iv) copies of the resolutions of the board of directors of the Company consistent with Section 6.3, as adopted by the Company’s board of directors in a form reasonably acceptable to Buyer.

                    (f)      No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

                    (g)      The Buyer shall have approved the Project to be funded from the proceeds of the First Closing and the budget for such Project.

                    (h)      The Escrow Agent shall have received the Company Escrow Funds for the Project to be funded from the proceeds of the First Closing.

                    (i)      The Company shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may required to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

          9.2      Additional Closings. Provided the Buyer is to purchase additional Debentures in accordance with Section 4.4 at an Additional Closing, the obligation of the Buyer hereunder to accept and purchase the Debentures at any Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions:

                    (a)      The Company shall have executed the Transaction Documents applicable to the Additional Closing and delivered the same to the Buyer.

                    (b)      The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Additional Closing Date.

                    (c)      No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

                    (d)      No default or Event of Default shall have occurred and be continuing under this Agreement or any other Transaction Documents, and no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under this Agreement or any other Transaction Documents.

                    (e)      The Buyer shall have approved the Project to be funded from the proceeds of the Additional Closing and the budget for such Project.

                    (f)      The Buyer shall have confirmed that the Company has the Company Project Funds available for the Project to be funded from the proceeds of the Additional Closing.

                    (g)      The Company shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may required to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

ARTICLE X
INDEMNIFICATION

          10.1      Company’s Obligation to Indemnify. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company hereby agrees to defend and indemnify Buyer and its Affiliates and subsidiaries and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the “Buyer Indemnified Parties”) and Company does hereby agree to hold the Buyer Indemnified Parties forever harmless, from and against any and all Claims made, brought or asserted against the Buyer Indemnified Parties, or any one of them, and Company hereby agrees to pay or reimburse the Buyer Indemnified Parties for any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or Obligation of the Company contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any Claims brought or made against the Buyer Indemnified Parties, or any one of them, by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto or thereto by any of the Buyer Indemnified Parties, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures, or the status of the Buyer or holder of any of the Securities, as a buyer of such Securities in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law.

ARTICLE XI
MISCELLANEOUS

          11.1      Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	American Natural Energy Corporation
6100 South Yale Ave., Suite 2010
Tulsa, Oklahoma 74136
Attn: Mr. Michael Paulk, CEO
Telephone: (918) 481-1440
Facsimile: (918) 481-1473
E-Mail: Mike@annrg.com and Steve@annrg.com

With a copy to:	Ira “Buddy” Edwards
Riggs, Abney, Neal, Turpen, Orbison & Lewis
502 West Sixth Street
Tulsa, Oklahoma 74119-1010

Telephone: 918-699-8979
Fax: 918-587-9708
E-Mail: bedwards@riggsabney.com

If to the Secured Party:	TCA Global Credit Master Fund, LP
1404 Rodman Street
Hollywood, FL 33020
Attn: Mr. Robert Press
Telephone: (786) 323-1650
Facsimile: (786) 323-1651
E-Mail: bpress@trafcap.com

With a copy to:	David Kahan, P.A.
3125 W. Commercial Blvd., Suite 100
Ft, Lauderdale, FL 33309
Attn: David Kahan, Esq.
Telephone: (954) 548-3930
Facsimile: (954) 548-3910
E-Mail: david@dkpalaw.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Debenture may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party.

          11.2      Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto and the documents delivered pursuant hereto, including the Transaction Documents, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as contained herein and in the Transaction Documents.

          11.3      Assignment. The Buyer may at any time assign its rights in this Agreement or any of the other Transaction Documents, or any part thereof, without the Company’s consent or approval. In addition, the Buyer may at any time sell one or more participations in the Debentures. The Company may not sell or assign this Agreement or any of the Transaction Documents, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of the Buyer, which consent may be withheld in Buyer’s sole and absolute discretion.

          11.4      Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

          11.5      Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, or change of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such amendment, modification or change.

          11.6      No Waiver. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

          11.7      Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

          11.8      Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

          11.9      Electronic Signatures. The Buyer is hereby authorized to rely upon and accept as an original for all purposes, this Agreement, any other Transaction Document or other communication which is sent to Buyer or its counsel by facsimile, telegraphic, .pdf, or other electronic transmission (each, a “Communication”) which Buyer or its counsel in good faith believes has been signed by the Company and has been delivered to Buyer or its counsel by a properly authorized representative of the Company, whether or not that is in fact the case. Notwithstanding the foregoing, the Buyer shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to Buyer in lieu of, or in addition to, any such Communication.

          11.10      Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

          11.11      Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida, without regard to the principles of conflicts of laws. The parties further agree that any action between them shall be heard in Broward County, Florida and expressly consent to the jurisdiction and venue of the State Courts sitting in Broward County, Florida and the United States District Court for the Southern District of Florida for the adjudication of any civil action asserted pursuant to this Agreement.

          11.12      Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

          11.13      Survival. All covenants, agreements, representations and warranties made by the Company herein shall, notwithstanding any investigation by the Buyer, be deemed material and relied upon by Buyer and shall survive the making and execution of this Agreement and the Transaction Documents and the issuance of the Debentures, and shall be deemed to be continuing representations and warranties until such time as the Company has fulfilled all of its Obligations to Buyer, the Debentures have been repaid in full and Buyer no longer owns any of the Incentive Shares.

          11.14      Time is of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties’ Obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

          11.15      Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

          11.16      Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

          11.17      No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          11.18      WAIVER OF JURY TRIAL. THE BUYER AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BUYER AND THE COMPANY ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYER TO PURCHASE THE DEBENTURES.

          11.19      Compliance with Federal Law. The Company shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls the Company is or shall at any time be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or in any other similar lists of any Governmental Authority; (ii) not use or permit the use of the proceeds of the purchase of the Debentures to violate any of the foreign asset control regulations of OFAC or any enabling statute, Executive Order relating thereto or any other requirements or restrictions imposed by any Governmental Authority; and (iii) comply with all applicable Lender Secrecy Act (“BSA”) laws and regulations, as amended. As required by federal law and Buyer’s policies and practices, Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

[SIGNATURES ON THE FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

COMPANY:

AMERICAN NATURAL ENERGY
CORPORATION, an Oklahoma corporation

By: /s/ Michael Paulk
Name: Michael Paulk
Title: President

Date: 1/31/12

BUYER:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Fund GP, Ltd.
Its: General Partner

By: /s/ Robert Press
Name: Robert Press
Title: Director

Date: 1/31/12

EXHIBIT “A”

FORM OF DEBENTURE

EXHIBIT “B”

FORM OF COMPLIANCE CERTIFICATE